UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): July 10, 2002



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                      0-18051                  13-3487402
----------------------------    --------------------       ---------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                          Identification No.)


 203 East Main Street, Spartanburg, SC                          29319-9966
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (864) 597-8000


Former name or former address, if changed since last report:







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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective July 10, 2002, Advantica Restaurant Group, Inc. ("Advantica") completed the divestiture of its subsidiary FRD Acquisition Co. ("FRD"), which is the parent company of the Coco's and Carrows restaurant brands. The divestiture was completed through FRD's reorganization proceedings under Chapter 11 of the United States Bankruptcy Code. Pursuant to the plan of reorganization (which was confirmed by the bankruptcy court on June 20, 2002), FRD's unsecured creditors, who were generally the holders of FRD's 12 1/2% senior notes, received 100% of the reorganized equity of FRD. As a part of the transaction, Advantica's subsidiary, Denny's, Inc., received a payment of approximately $32.5 million in connection with FRD's senior secured credit facility where Denny's was lender. Such payment represented all outstanding obligations under the credit facility less a $10.0 million discount.

For additional information regarding the completion of the FRD divestiture, see Advantica's press release, dated July 11, 2002, attached to this current report as Exhibit 99.

ITEM 5.  OTHER EVENTS

With the closing of the FRD divestiture described in Item 2 above, Advantica has now completed its transition from a restaurant holding company to a one-brand entity, Denny's. Accordingly, effective July 11, 2002, Advantica has changed its name to "Denny's Corporation". Additionally, effective July 12, 2002, the Company's common stock began trading under the new ticker symbol "DNYY". (See Advantica's press release, dated July 11, 2002, attached to this current report as Exhibit 99.)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (b) Proforma Financial Information

Advantica began accounting for FRD as a discontinued operation in the second quarter of 2000. Therefore, the Statements of Operations of Advantica previously reported are representative of the continuing operations of Advantica. As a result of the divestiture of FRD, Advantica will record a gain on the disposal of discontinued operations in the third quarter of 2002 of approximately
$56.0 million, representing the receipt of proceeds of approximately
$32.5 million and the elimination of the net liabilities of discontinued operations of approximately $23.5 million.

As a requirement of Advantica's senior secured revolving credit facility ("credit facility"), the proceeds received from the divestiture of FRD were used to reduce the balance outstanding under its credit facility by approximately $32.5 million. Based on current borrowing rates of 5.875%, such reduction in outstanding borrowings under the credit facility would result in proforma annual interest savings of approximately $1.9 million.

        (c) Exhibits

        Listed below are all Exhibits filed as a part of this current report.

        Exhibit Number                          Description

        2.1 Stipulation and Agreement of Settlement, dated February 19, 2002, by and among FRD, the Creditors Committee, Advantica, Denny's, FRI-M Corporation, Coco's and Carrows, as filed with the bankruptcy court on February 19, 2002 (incorporated by reference to Exhibit 99.1 to Advantica's Form 8-K, dated February 19, 2002).

        2.2 First Amended Plan of Reorganization of FRD Acquisition Co., confirmed by order of the United States Bankruptcy Court for the District of Delaware on June 20, 2002.

        99                           Press Release of Advantica Restaurant
                                     Group, Inc., dated July 11, 2002.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Advantica Restaurant Group, Inc.


                                By:   /s/Rhonda J. Parish
                                   -------------------------------
                                   Name:  Rhonda J. Parish
                                   Title: Executive Vice President,
                                          General Counsel and Secretary


Date:   July 25, 2002


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